SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 March 11, 1996
                Date of Report (Date of earliest event reported)


                          NEW HORIZON KIDS QUEST, INC.
             (Exact name of registrant as specified in its charter)


        Minnesota                0-27780                        41-1719363
(State or other jurisdiction   (Commission File No.)       (IRS Employer ID No.)
 of incorporation)


         3650 Annapolis Lane North, Suite 101, Plymouth, Minnesota 55447
                    (Address of principal executive offices)


                                 (612) 557-1111
              (Registrant's telephone number, including area code)



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  i. Audited financial statements of Cottage Schools, Inc. as of and for the year ended December 31, 1995

                  ii. Unaudited financial statements of Educational Child Care Services, Inc. as of and for the year ended December 31, 1995

         (b)      Pro forma financial information.

                  i. Unaudited pro forma condensed financial statements of New Horizon Kids Quest, Inc. as of and for the year ended December 31, 1995.

         (c)      Exhibits.

                  i. Asset Purchase Agreement between the Company and Cottage Schools, Inc.*

                  ii. Asset Purchase Agreement between the Company and Educational Child Care Services, Inc.*

                  iii. Asset Purchase Agreement between the Company and A Child's Image, Inc.*

                  iv.      Consent of Lund Koehler Cox & Company PLLP

                  *        previously filed





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Cottage Schools, Inc.:

We have audited the accompanying balance sheet of Cottage Schools, Inc. as of December 31, 1995 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cottage Schools, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                LUND KOEHLER COX & COMPANY, PLLP

Minneapolis, Minnesota
April 18, 1996




                              COTTAGE SCHOOLS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995


                                     ASSETS
CURRENT ASSETS:
  Cash                                                            $     203
  Other current assets                                                2,928
                                                                  ---------
     Total current assets                                             3,131
                                                                  ---------

PROPERTY AND EQUIPMENT, AT COST                                     691,976
  Less: accumulated depreciation                                   (194,404)
                                                                  ---------
     Total property and equipment, net                              497,572
                                                                  ---------

                                                                  $ 500,703
                                                                  =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                               $  13,678
  Accounts payable                                                    2,127
  Accrued payroll and payroll taxes                                  16,850
                                                                  ---------
     Total current liabilities                                       32,655

LONG-TERM DEBT, NET OF CURRENT PORTION                              339,002
                                                                  ---------
     Total liabilities                                              371,657
                                                                  ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock, $1.00 par value, 1,000 shares authorized,
   100 shares issued and outstanding                                    100
  Additional paid-in capital                                        102,463
  Retained earnings                                                  26,483
                                                                  ---------
     Total shareholders' equity                                     129,046
                                                                  ---------

                                                                  $ 500,703
                                                                  =========


                 See accompanying notes to financial statements.



                              COTTAGE SCHOOLS, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


REVENUE                                        $718,987

DIRECT EXPENSES                                 514,636
                                               --------
    Gross profit                                204,351

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     73,061
                                               --------
     Income from operations                     131,290

INTEREST EXPENSE                                 42,478
                                               --------

NET INCOME                                     $ 88,812
                                               ========

PRO FORMA DATA (UNAUDITED - SEE NOTE 4)
  Historical net income                        $ 88,812
  Pro forma provision for income taxes           23,100
                                               --------

  Pro forma net income                         $ 65,712
                                               ========


                 See accompanying notes to financial statements.




                              COTTAGE SCHOOLS, INC.
                        STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                              COMMON STOCK     ADDITIONAL
                                             ---------------     PAID-IN    RETAINED
                                             SHARES   AMOUNT     CAPITAL    EARNINGS       TOTAL
                                             ------------------------------------------------------
BALANCE - DECEMBER 31, 1994                   100   $     100   $ 102,463   $  37,362    $ 139,925

  Net income                                  --          --          --       88,812       88,812

  Distributions to shareholders               --          --          --      (99,691)     (99,691)
                                             ----   ---------   ---------   ---------    ---------

BALANCE - DECEMBER 31, 1995                   100   $     100   $ 102,463   $  26,483    $ 129,046
                                             ====   =========   =========   =========    =========


                See accompanying notes to financial statements.


                              COTTAGE SCHOOLS, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                       $  88,812
  Adjustments to reconcile net income to
  cash flows from operating activities:
    Depreciation                                      23,069
   Changes in operating assets and liabilities -
    Accounts payable                                     320
    Accrued payroll and payroll taxes                  2,126
                                                   ---------
     Cash flows from operating activities            114,327
                                                   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of furniture and equipment                (7,964)
                                                   ---------
     Cash flows from investing activities             (7,964)
                                                   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                         (15,253)
  Distributions to shareholders                      (99,691)
                                                   ---------
     Cash flows from financing activities           (114,944)
                                                   ---------

DECREASE IN CASH                                      (8,581)

CASH, BEGINNING                                        8,784
                                                   ---------

CASH, ENDING                                       $     203
                                                   =========

SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash paid for interest                           $  42,478


                 See accompanying notes to financial statements.





                             COTTAGE SCHOOLS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


(1)  NATURE OF BUSINESS, SALE OF ASSETS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - Cottage Schools, Inc. was incorporated in the State of Idaho in 1991. The Company owns and operates three licensed child care centers in the Boise, Idaho area.

SALE OF ASSETS - In March 1996, the Company entered into an agreement for Purchase and Sale of Assets with New Horizon Child Care - Idaho, Inc. ("NHCC-Idaho") In that agreement, NHCC-Idaho agreed to purchase substantially all of the assets (excluding real estate and improvements) owned by the Company for $470,000, to be paid $100,000 at closing and $370,000 in the form of a 120-month 9% interest promissory note. Further, in consideration of the purchase agreement, the Company's shareholders entered into a non-compete covenant with NHCC-Idaho in which they agreed not to compete with NHCC-Idaho within certain geographical boundaries for a period of five years. NHCC-Idaho also assumed the leases of the Company - described in Note 5.

DEPRECIATION - Property and equipment are recorded at cost. Vehicles, furniture and equipment are depreciated using the straight-line method over estimated useful lives of five and seven years. Real property is depreciated using the straight-line method over thirty-nine years. Maintenance, repairs and minor renewals are expensed when incurred.

REVENUE RECOGNITION - Revenue is recognized as child care services are provided.

INCOME TAXES - The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal or State income taxes has been included in the historical financial statements. However, the Company has provided unaudited pro forma information that accounts for income taxes as if the Company had been subject to Federal and State income taxes at regular marginal corporate tax rates. (See
Note 4)

MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING PRONOUNCEMENT - During 1995, the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed of" ("Statement No. 121"). Statement No. 121 establishes accounting standards for the recognition and measurement of impairment of long-lived assets, certain identifiable intangibles and goodwill either to be held or disposed of. The adoption of Statement No. 121 did not have a material impact on the Company's financial position or results of operations.


(2)  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1995:


Land and buildings                        $ 574,169
Vehicles                                     51,993
Furniture, fixtures and equipment            65,814
                                          ---------
     Total property and equipment           691,976
Accumulated depreciation                   (194,404)
                                          ---------
     Total property and equipment, net    $ 497,572
                                          =========




(3)  LONG-TERM DEBT

The Company has a mortgage payable to a bank. The balance at December 31, 1995 was $352,680. Monthly payments are $3,955 including interest at prime plus 1%. The note matures in September 2014.

Future maturities of long-term debt are as follows for the years ending December 31:


1996                                     $  13,678
1997                                        15,073
1998                                        16,610
1999                                        18,303
2000                                        20,170
Thereafter                                 268,846
                                         ---------
     Total                               $ 352,680
                                         =========


(4)  UNAUDITED PRO FORMA INFORMATION

As discussed in Note 1, the Company has elected under the Internal Revenue Code to be an S Corporation. The following unaudited pro forma income tax provision summarizes the estimated income taxes that would have been reported had the Company been subject to Federal and State income taxes for the year ended December 31, 1995.



Currently payable:

    Federal                                          $     16,000

    State                                                   7,000

Deferred                                                      100

                                                      -----------
     Unaudited pro forma provision for income taxes   $    23,100
                                                      ===========


The unaudited pro forma income taxes on adjusted historical income differ from the amounts computed by applying the applicable Federal statutory rates due to State income taxes, net of Federal income tax benefit.

Deferred income taxes are the result of differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates.

(5)  COMMITMENTS AND CONTINGENCIES

LEASES - The Company leases office equipment and vehicles under operating leases expiring through November 1999. Base rents due under the lease agreements total $797 per month.

Future minimum lease payments are as follows for the years ended December 31:


1996                                   $     9,553
1997                                         5,296
1998                                         3,243
1999                                         2,973
                                       -----------
Total                                  $    21,065
                                       ===========





                      EDUCATIONAL CHILDCARE SERVICES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995
                                   (UNAUDITED)


                                     ASSETS
CURRENT ASSETS:
  Cash                                                       $30,524
  Other current assets                                           320
                                                             -------
     Total current assets                                     30,844
                                                             -------

                                                             $30,844
                                                             =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued payroll and payroll taxes                          $13,349
                                                             -------
     Total current liabilities                                13,349
                                                             -------


SHAREHOLDERS' EQUITY:
  Common stock                                                 1,000
  Retained earnings                                           16,495
                                                             -------
     Total shareholders' equity                               17,495
                                                             -------

                                                             $30,844
                                                             =======

                      EDUCATIONAL CHILDCARE SERVICES, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)


REVENUE                                        $862,408

DIRECT EXPENSES                                 619,711
                                               --------
    Gross profit                                242,697

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES    193,081
                                               --------
     Income from operations                      49,616

INTEREST INCOME                                     467
                                               --------

NET INCOME                                     $ 50,083
                                               ========

PRO FORMA DATA
  Historical net income                        $ 50,083
  Pro forma provision for income taxes           11,000
                                               --------

  Pro forma net income                         $ 39,083
                                               ========


                      EDUCATIONAL CHILDCARE SERVICES, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                       $ 50,083
  Adjustments to reconcile net income to
  cash flows from operating activities:
   Changes in operating assets and liabilities -
    Other current assets                                 51
    Accrued payroll and payroll taxes                 1,533
                                                   --------
     Cash flows from operating activities            51,667
                                                   --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                         (3,000)
  Distributions to shareholder                      (31,977)
                                                   --------
     Cash flows from financing activities           (34,977)
                                                   --------

INCREASE IN CASH                                     16,690

CASH, BEGINNING                                      13,834
                                                   --------

CASH, ENDING                                       $ 30,524
                                                   ========

SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash paid for interest                           $      0




               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


         In February and March 1996, New Horizon Child Care - Idaho, Inc. acquired six licensed child care centers in Boise, Idaho. The total purchase price was $1,192,781 (including costs associated with the acquisition). The purchase price for these six centers consisted of cash payments of $472,886 and notes payable to three of the sellers in the amounts of $335,000, $370,000 and $14,895. All of the transactions have been accounted for using the purchase method of accounting. The following unaudited pro forma condensed statements of operations for the year ended December 31, 1995, give effect to the acquisitions as if the transactions occurred effective January 1, 1995. The unaudited pro forma condensed balance sheet gives effect to the acquisitions as if they had occurred on December 31, 1995.

         This financial information does not purport to represent results which would actually have been obtained if the acquisitions had been in effect during the period covered or any future results which may in fact be realized. This information should be read in conjunction with the accompanying notes and with the separate historical financial statements and notes thereto of New Horizon Kids Quest, Inc. and Subsidiaries included in the Company's 1995 Form 10-KSB on file with the Securities and Exchange Commission, the audited financial statements of Cottage Schools, Inc., and the unaudited financial statements of Educational Child Care Services, Inc. included herein.



                  NEW HORIZON KIDS QUEST, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                             AS OF DECEMBER 31, 1995

                                                                                   Educational     Pro Forma
                                                                      Cottage       Childcare     Adjustments
                                                       Company     Schools, Inc.  Services, Inc.   (Note 2)         Pro Forma
                                                     -----------    -----------    -----------   -----------       -----------
CURRENT ASSETS:
     Cash and cash equivalents ...................   $ 3,865,018    $       203    $    30,524    $ (472,886)(a)   $ 3,292,132
                                                                                                    (100,000)(b)
                                                                                                        (203)(a)
                                                                                                     (30,524)(a)
     Accounts receivable .........................       225,141           --             --                           225,141
     Receivable from New Horizon Enterprises, Inc.         8,963           --             --                             8,963
     Prepaid expenses and other ..................        80,072          2,928            320         5,000(a)         85,072
                                                                                                      (2,928)(a)
                                                                                                        (320)(a)
                                                     -----------    -----------    -----------   -----------       -----------

       Total current assets ......................     4,179,194          3,131         30,844      (601,861)        3,611,308
                                                     -----------    -----------    -----------   -----------       -----------

PROPERTY AND EQUIPMENT:
     Furniture, fixtures, equipment and leaseholds     2,340,168        691,976           --         130,000(a)      2,712,668
                                                                                                     117,500(a)
                                                                                                      25,000(a)
                                                                                                     100,000(b)
                                                                                                    (691,976)(a)
     Less- Accumulated depreciation ..............      (239,300)      (194,404)          --         194,404(a)       (239,300)
                                                     -----------    -----------    -----------   -----------       -----------

       Total property and equipment ..............     2,100,868        497,572           --        (125,072)        2,473,368

OTHER ASSETS:
     Goodwill ....................................       934,197           --             --         900,281(a)      1,834,478
     Notes receivable ............................       463,616           --             --                           463,616
     Noncompete agreements .......................        43,050           --             --          15,000(a)         58,050
     Other .......................................        33,871           --             --                            33,871
                                                     -----------    -----------    -----------   -----------       -----------

                                                     $ 7,754,796    $   500,703    $    30,844   $   188,348       $ 8,474,691
                                                     ===========    ===========    ===========   ===========       ===========

CURRENT LIABILITIES:
     Current maturities of long-term debt ........   $    64,500    $    13,678           --      $  (13,678)(a)   $    64,500
     Accounts Payable ............................       312,971          2,127           --          (2,127)(a)       312,971
     Accrued expenses ............................       224,457         16,850         13,349       (16,850)(a)       224,457
                                                                                                     (13,349)(a)
     Deferred rent ...............................        32,667           --             --                            32,667
                                                     -----------    -----------    -----------   -----------       -----------

       Total current liabilities .................       634,595         32,655         13,349       (46,004)          634,595

LONG-TERM DEBT, less current maturities ..........       615,227        339,002           --         719,895(a)      1,335,122
                                                                                                    (339,002)(a)

SHAREHOLDERS' EQUITY .............................     6,504,974        129,046         17,495      (129,046)(a)     6,504,974
                                                                                                     (17,495)(a)
                                                     -----------    -----------    -----------   -----------       -----------
                                                     $ 7,754,796    $   500,703    $    30,844   $   188,348       $ 8,474,691
                                                     ===========    ===========    ===========   ===========       ===========


       The accompanying notes are an integral part of this balance sheet.




                  NEW HORIZON KIDS QUEST, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                         Educational    Pro Forma
                                                            Cottage       Childcare    Adjustments
                                             Company     Schools, Inc.  Services, Inc.   (Note 2)         Pro Forma
                                           -----------    -----------    -----------   -----------       -----------
REVENUE ................................   $ 5,639,314    $   718,987    $   862,408                     $ 7,220,709
DIRECT EXPENSE .........................     4,895,082        514,636        619,711        11,500(d)      6,040,929
                                           -----------    -----------    -----------   -----------       -----------

     Gross profit ......................       744,232        204,351        242,697       (11,500)        1,179,780

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES ................     1,053,428         73,061        193,081        61,524(c)      1,381,094
                                           -----------    -----------    -----------   -----------       -----------

     Income (loss) from operations .....      (309,196)       131,290         49,616       (73,024)         (201,314)

INTEREST EXPENSE .......................       (87,738)       (42,478)          --          42,478(a)       (150,738)
                                                                                           (63,000)(e)

INTEREST INCOME ........................        27,901           --              467          (467)(a)        27,901
                                           -----------    -----------    -----------   -----------       -----------

     Net income (loss) before taxes ....      (369,033)        88,812         50,083       (94,013)         (324,151)

PROVISION (BENEFIT) FOR INCOME
    TAXES ..............................          --             --             --                              --
                                           -----------    -----------    -----------   -----------       -----------

     Net income(loss) ..................   ($  369,033)   $    88,812    $    50,083   ($   94,013)      ($  324,151)
                                           ===========    ===========    ===========   ===========       ===========

     Loss per share ....................                                                                 ($     0.14)
                                                                                                         ===========

     Weighted average shares outstanding                                                                   2,281,223
                                                                                                         ===========



         The accompanying notes are an integral part of this statement.




                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995


1. In February and March 1996, New Horizon Child Care - Idaho, Inc. acquired six licensed child care centers in Boise, Idaho. The unaudited pro forma condensed financial statements give effect to the acquisitions as if they occurred effective January 1, 1995, as related to the statements of operations and on December 31, 1995, as related to the balance sheet.

2.       Pro forma adjustments reflect the effects of the following items:

         (a) To reflect the purchase price of $1,192,781, consisting of $480,324 for two Educational Child Care Services, Inc. centers, $532,365 for three Cottage Schools, Inc. centers and $180,092 for one A Child's Image, Inc. center. Tangible assets acquired from Cottage Schools, Inc. totaled $122,500, tangible assets acquired from Educational Child Care Services, Inc. totaled $130,000 and tangible assets from A Child's Image totaled $25,000. The purchase price was payable in cash of $472,886 and notes payable to three of the sellers in the amounts of $335,000, $370,000 and $14,895. A covenant not to compete has been valued at $15,000.

         (b) To reflect expenditures of $100,000 to upgrade and refurbish the facilities.

         (c) To reflect amortization of goodwill over an estimated life of fifteen years and the covenant not to compete over ten years.

         (d) To reflect amortization of leasehold improvements over ten years and new equipment purchases over seven years.

         (e) To reflect interest expense on borrowings utilized to fund the acquisition at an average interest rate of 8.7%.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEW HORIZON KIDS QUEST, INC.


Dated:  May 22, 1996                   By:     /s/ Kevin M. Greer
                                           ----------------------
                                                Kevin M. Greer
                                                Chief Financial Officer




                                  EXHIBIT INDEX



Exhibit                                                   Page


Exhibit 23     Consent of Lund Koehler Cox & Company PLLP